As filed with the Securities and Exchange Commission on July 22, 2005            Registration No. 333-116699
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Post-Effective Amendment No. One
to
Form S-3
Registration Statement
Under
The Securities Act of 1933, As Amended

CNL HOTELS & RESORTS, INC.
(formerly CNL Hospitality Properties, Inc.)

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation or organization)	59-3396369 (I.R.S. employer identification number)

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
(Address of Principal Executive Offices)

THOMAS J. HUTCHISON III
Chief Executive Officer
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Telephone: (407) 650-1000
(Name, Address and Telephone
Number of Agent for Service)

COPIES TO:
JUDITH D. FRYER, ESQUIRE
Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166
_______________

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

_________________

On June 21, 2004, CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc. (the "Company")) filed a Registration Statement on Form S-3 (the “Offering”) for 5,000,000 shares of its common stock, par value $0.01 per share (the "Shares") for issuance pursuant to the Company's distribution reinvestment plan (“Reinvestment Plan”). As a result of the one-for-two reverse stock split effected on August 2, 2004 (the “Reverse Split”), the 5,000,000 Shares that were registered under the Offering were adjusted to 2,500,000 Shares. In connection with the Offering, the Company issued a total of 1,666,189 post-Reverse Split Shares. The Offering has terminated and the Company hereby withdraws the registration of the remaining 833,811 post-Reverse Split Shares registered, but not issued in connection with the Offering. Subsequently, the Company commenced a new offering for 10,000,000 post-Reverse Split Shares for issuance pursuant to the Reinvestment Plan and the new offering remains effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. One to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 22, 2005.

CNL HOTELS & RESORTS, INC.
(Registrant)
By:	/s/ Thomas J. Hutchison III
Name: Thomas J. Hutchison III
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. One to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James M. Seneff, Jr.	Chairman of the Board	July 22, 2005
James M. Seneff, Jr.

/s/ Robert A. Bourne	Vice Chairman of the Board	July 22, 2005
Robert A. Bourne

/s/ Thomas J. Hutchison III	Chief Executive Officer	July 22, 2005
Thomas J. Hutchison III	and Director
(Principal Executive Officer)

/s/ C. Brian Strickland	Executive Vice President,	July 22, 2005
C. Brian Strickland	Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)

/s/ Mark E. Patten	Senior Vice President and	July 22, 2005
Mark E. Patten	Chief Accounting Officer
(Principal Accounting Officer)

/s/ John A. Griswold	Chief Operating Officer,	July 22, 2005
John A. Griswold	President and Director

/s/ Craig M. McAllaster	Independent Director	July 22, 2005
Craig M. McAllaster

/s/ Robert E. Parsons, Jr.	Independent Director	July 22, 2005
Robert E. Parsons, Jr.

/s/ James Douglas Holladay	Independent Director	July 22, 2005
James Douglas Holladay

/s/ Jack F. Kemp	Independent Director	July 22, 2005
Jack F. Kemp

/s/ Dianna F. Morgan	Independent Director	July 22, 2005
Dianna F. Morgan